Exhibit 99.2

OSLER INCORPORATED

PRO FORMA COMBINED FINANCIAL INFORMATION

(UNAUDITED)

OSLER INCORPORATED

Index to Unaudited Pro Forma Combined Financial Information

Pages

Introduction to Unaudited Pro Forma Combined Financial Information	2

Unaudited Pro Forma Combined Balance Sheet	3

Notes to Unaudited Pro Forma Combined Balance Sheet	4
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OSLER INCORPORATED

Introduction to Unaudited Pro Forma Combined Financial Information

The following unaudited pro forma combined financial information is presented to illustrate the estimated effects of our merger with America Greener Technologies Corporation.

On February 25, 2014 Osler Incorporated (the “Company”) entered into a Share Exchange Agreement with America Greener Technologies Corporation ®, an Arizona corporation (“AGT”) and the shareholders of AGT whereby the Company agreed to acquire all of the issued and outstanding capital stock of AGT in exchange for 15,000,000 shares of the Company’s common stock. On March 19, 2014 the transaction closed and AGT is now a wholly-owned subsidiary of the Company. At closing, the Company issued 15,000,000 shares of the Company’s common stock to the former AGT shareholders who obtained 86% voting control and management control of the Company. The transaction was accounted for as a reverse acquisition and recapitalization of AGT whereby AGT is considered the acquirer for accounting purposes. The financial statements after the acquisition will include the balance sheets of both companies at historical cost, the historical results of AGT and the results of the Company from the acquisition date.

Upon the closing of the transaction, the Company’s sole officer and director resigned and a new board of directors and new officers were appointed which consists of Michael C. Boyko, Ricardo A. Barbosa and James Mack. Following the closing, Mr. Boyko was also appointed as Chief Executive Officer and President of the Company and Mr. Barbosa was appointed our Chief Operating Officer and Secretary of the Company.

In a separate transaction, on March 21, 2014 the Company sold 1,500,000 shares of the Company’s common stock at a purchase price of $0.001 per share to two accredited investors. This transaction was partial compensation for services to AGT pursuant to the term and conditions of a Consulting Agreement entered into with PAN Consultants Ltd. by AGT in December 2013.

The unaudited pro forma combined financial information assumes the Share Exchange Agreement was consummated as of December 31, 2013. The financial statements of the Company included in the following unaudited pro forma combined financial information are derived from the unaudited financial statements of the Company for the period ended December 31, 2013 contained on Form 10-Q as filed with the Securities and Exchange Commission. The financial statements of AGT, included in the following unaudited pro forma combined financial information are derived from the audited  financial statements for the year ended December 31, 2013 contained elsewhere in the Form 8-K. The unaudited pro forma combined balance sheet is prepared as though the transactions occurred at the close of business on December 31, 2013.

The information presented in the unaudited pro forma combined financial information does not purport to represent what our financial position would have been had the Share Exchange Agreement occurred as of the dates indicated, nor is it indicative of our future financial position for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the consolidated company will experience after the Share Exchange Agreement Transaction.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes of the Company.

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OSLER INCORPORATED

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

		America Greener
	Osler Incorporated	Technologies Corporation

	December 31,	December 31,
	2013	2013		Pro Forma Adjustments			Pro Forma
	Historical	Historical		Dr		Cr.	Balances
	( see Note)	( see Note)					(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$650	$15,006	(b)	$1,500			$17,156
Inventory	—	132,889		—		—	132,889
Prepaid expenses and other current assets	—	10,028		—		—	10,028

Total Current Assets	650	157,923		1,500		—	160,073

Other assets:
Property and equipment, net	—	31,510		—		—	31,510
Trademark	—	1,601		—		—	1,601
Total other assets	—	33,111		—		—	33,111

Total Assets	$650	$191,034		$1,500		$—	$193,184

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$13,136	$33,302		$—		$—	$46,438
Due to related party	—	—				—	—

Total Current Liabilities	13,136	33,302		—		—	46,438

STOCKHOLDERS’ EQUITY (DEFICIT) :

Preferred stock $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—		—		—	—
Common stock ($0.001 par value; 75,000,000 shares authorized; 2,505,014 shares issued and outstanding prior to merger; $0.001 par value; 75,000,000 shares authorized; 19,005,014 issued and outstanding after the merger)	2,505	1	(a)	1	(a)(b)	16,500	19,005

Additional paid-in capital	191,306	1,201,261	(a)	221,296			1,171,271
Accumulated deficit	(206,297)	(1,043,530)			(a)	206,297	(1,043,530)

Total Stockholders’ Equity (Deficit)	(12,486)	157,732		221,297		222,797	146,746

Total Liabilities and Stockholders’ Equity (Deficit)	$650	$191,034		$221,297		$222,797	$193,184

See accompanying notes to unaudited pro forma combined financial statements.

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NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

Unaudited pro forma adjustments reflect the following transaction:

a)
Common stock, at par – AGT	1
Additional paid in capital	221,296
Common stock, at par		15,000
Accumulated deficit		206,297

To recapitalize for the Share Exchange Agreement. On February 25, 2014 the Company entered into a Share Exchange Agreement with AGT and the shareholders of AGT whereby the Company agreed to acquire all of the issued and outstanding capital stock of AGT in exchange for 15,000,000 shares of the Company’s common stock.

b)
Cash	1,500
Common stock, at par		1,500

In a separate transaction, on March 21, 2014 the Company sold 1,500,000 shares of the Company’s common stock at a purchase price of $0.001 per share to two accredited investors.

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